EXHIBIT 5.1

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

October 23, 2013

Ford Credit Auto Receivables Two LLC

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Re:          Registration Statement on Form S-3 File No. 333-189385

Ladies and Gentlemen:

We have acted as special counsel to Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the “Registrant”), in connection with the above-referenced Registration Statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Asset Backed Notes (the “Notes”).  As set forth in the Registration Statement, the Notes will be issued under and pursuant to an indenture (the “Indenture”) to be entered into between the indenture trustee designated therein and one of various trusts (each, a “Trust”) to be formed pursuant to the related trust agreement to be entered into by the Registrant and the owner trustee designated therein.

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrant and such other instruments of the Registrant and such other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement, (b) the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Underwriting Agreement and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”).

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

AUSTIN               CENTURY CITY              CHARLOTTE     CHICAGO           HOUSTON          IRVING               LOS ANGELES

NEW YORK        ORANGE COUNTY          SAN FRANCISCO BAY AREA     SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

Based upon the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture has been duly authorized by all necessary action and duly executed and delivered by all necessary parties and (c) the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and sold as contemplated in the Registration Statement and the Agreements and delivered pursuant to Section 5 of the Securities Act of 1933, as amended, in connection therewith, the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrant in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP